                            State of Delaware

                     Office of the Secretary of State

                     --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE

OF AMENDMENT OF "IKOS SYSTEMS, INC.", FILED IN THIS OFFICE ON THE TWENTY-

FOURTH DAY OF APRIL, A.D. 1995, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT

COUNTY RECORDER OF DEEDS FOR RECORDING.




                                   [DELAWARE
                                     STATE
                                     SEAL
                                 APPEARS HERE]




                                       /s/ EDWARD J. FREEL
                                [SEAL] -----------------------------------
                                       Edward J. Freel, Secretary of State


2230111  8100                           AUTHENTICATION:  7483321

950090241                                         DATE:  04-24-95

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                              IKOS SYSTEMS, INC.

         Pursuant to Section 242 of Delaware General Corporation Law

     The undersigned, Gerald S. Casilli, Chairman of the Board and Chief Executive Officer of Ikos Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 242 thereof, DOES HEREBY CERTIFY:

     1. That the amendment to the Company's Certificate of Incorporation set forth below has been duly adopted by the Company's Board of Directors and stockholders in accordance with the provisions of Section 242 of Delaware General Corporation Law.

     2. That Paragraph A of Article FOURTH of the Company's Certificate of Incorporation is hereby amended to read in full as follows:

     "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares, consisting of:

            "(1) ten million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

            "(2) twenty-five million (25,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

            "At the effective time of this amendment of the Certificate of Incorporation and without further action on the part of the corporation or the holders of its stock, each share of Common Stock of the corporation outstanding or held in the treasury immediately prior thereto shall be changed and converted into 0.50 fully paid and nonassessable shares of Common Stock of the Corporation, and at such time each holder of record of Common Stock shall, without further action, be and become the holder of
     0.50 shares of Common Stock for each share of Common Stock held of record immediately prior thereto. In lieu of any fractional shares to which the holder of Common Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors of the corporation."

     IN WITNESS WHEREOF, Ikos Systems, Inc. has caused this certificate to be signed by Gerald S. Casilli, its Chairman of the Board and Chief Executive Officer, and attested by Joseph W. Rockom, its Assistant Secretary, this 24th day of April, 1995.

                                 IKOS SYSTEMS, INC.


                                 By: /s/GERALD S. CASILLI
                                     -------------------------------------
                                        Gerald S. Casilli, Chairman of the
                                        Board and Chief Executive Officer

ATTEST:


/s/JOSEPH W. ROCKOM
-------------------------------------
Joseph W. Rockom, Assistant Secretary